EXHIBIT 99.1

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EDITED TRANSCRIPT
RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

EVENT DATE/TIME: FEBRUARY 23, 2017 / 01:30PM GMT

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Michael Fifer Sturm, Ruger & Company, Inc. - CEO

Kevin Reid Sturm, Ruger & Company, Inc. - General Counsel

Chris Killoy Sturm, Ruger & Company, Inc. - President and COO

CONFERENCE CALL PARTICIPANTS

Brian Rafn Morgan Dempsey Capital Management - Analyst

Bill Ledley Cowen and Company - Analyst

Rommel Dionisio Wunderlich Securities - Analyst

Aki Karja Newbrook Capital Advisors - Analyst

Gary BloodShareholder

Bob Evans Pennington Capital Management - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Sturm, Ruger fourth-quarter 2016 earnings call.

(Operator Instructions)

As reminder this call may be recorded. I would now like to introduce your host for today's conference, Mr. Michael Fifer, Chief Executive Officer. Please go ahead, sir.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Good morning, and welcome to the Sturm, Ruger & Company year-end 2016 conference call. To get started, I'd like to ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Then Chris Killoy, our President and Chief Operating Officer, will give an overview of the 2016 results, and then Chris and I will answer your questions. Kevin?

Kevin Reid - Sturm, Ruger & Company, Inc. - General Counsel

Thanks, Mike. We want to remind everyone that statements made in the course of this call that state the Company's or management's intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's report on Form 10-K for the year ended December 31, 2016, and, of course, Forms 10-Q for the first, second, and third quarters of 2016. Copies of these documents may be obtained by contacting the Company or the SEC or on the Company website at www.Ruger.com or the SEC website at www.SEC.gov.

We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found in our Form 10-K for the year ended December 31, 2016, and our Forms 10-Q for the first three quarters of 2016 which also are posted to our website. Furthermore, the Company disclaims all responsibility to update forward-looking statements. Mike? Mike, you there?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

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Yes, sorry. Having a little trouble with the mute button there, folks. Kevin, thank you very much. Chris, would you please now cover the 2016 results?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Sure. Thanks, Mike. Financial results for 2016, net sales were $664.3 million and diluted earnings were $4.59 per share. For 2015, net sales were $551.1 million and diluted earnings were $3.21 per share. For the fourth quarter of 2016, net sales were $161.8 million and diluted earnings were $1.10 per share. For the corresponding period in 2015, net sales were $152.4 million and diluted earnings were $0.88 per share.

Our 2016 EBITDA was $171.4 million or 26% of sales, and our 2015 EBITDA was $132.5 million or 24% of sales. For the fourth quarter of 2016, our EBITDA was $42.5 million or 26% of sales. These results compare favorably to our fourth-quarter 2015 EBITDA of $36 million or 24% of sales.

Demand. For 2016, the estimated sell-through of our products from the independent wholesale distributors to retailers increased 12% from 2015. During this period, the National Incident Criminal Background Check System, Background Checks, as adjusted by the National Shooting Sports Foundation and commonly referred to as NICS checks increased 10%. For the fourth quarter of 2016, estimated sell-through of our products from the independent wholesale distributors to retailers decreased 4% from the comparable prior-year period. During this period, the NICS checks were flat.

For the month of December, adjusted NICS checks decreased 17% compared to December 2015. Not unexpectedly, in January 2017, NICS decreased from the comparable prior-year period by 24%, indicating the consumer demand for certain firearms has softened since last year. As we discussed in our last call on November 2, just prior to the election, we observed many customers spending discretionary income on concealed carry products and modern sporting rifles in the weeks and months leading up to the election.

At the same time, we also observed retailers committing inventory dollars to certain product categories, such as modern sporting rifles, which likely would've been in stronger demand if the election had turned out differently, given their relative vulnerability to legislative actions. The combination of increased inventory in the channel and a likely decrease in consumer demand for the near term has made for a more challenging sell-through environment.

New product development. We believe that new products are key driver of demand. New products represented $192.6 million or 29% of firearm sales in 2016, compared to $115.4 million or 21% of firearm sales in 2015.

New product sales include only major new products that were introduced in the past two years. In 2016, new products included the Precision Rifle, the AR 556 Modern Sporting Rifle, the LC9s Pistol, the Mark IV Pistols, the LCP II Pistol, and the American Pistol. Our major new product launches in 2016 included the Ruger Mark IV Pistols, the LCP II, and compact models of the American Pistol.

Production and inventory. We will review the estimated sell-through from the independent distributors to retailers as well as inventory levels at the independent distributors and in our warehouses semi-monthly to plan production levels and manage inventory levels. These reviews and increased production capacity of products in strong demand resulted in an increase in total unit production of 23.5% in 2016 compared to 2015.

The Company's finished goods inventory increased by 70,000 units, and distributor inventories of the Company's products increased by 48,300 units during 2016. Again, this is somewhat the result of all levels of the distribution channel stocking up to higher than normal levels of certain products in anticipation of the November 2016 elections. We expect to manage our production, to moderate inventory growth, and capitalize on opportunities that present themselves in 2017.

Balance sheet. At December 31, 2016, our cash and cash equivalents totaled $87 million, an increase of $18 million from December 31, 2015. Our current ratio was 2.8 to 1 and we have no date -- no debt. At December 31, 2016, stockholders' equity was $265.9 million, which equates to a book value of $14.23 per share.

Cash flows. In 2016, we generated $104.8 million of cash from operations. We reinvested $35.2 million of that back into the Company in the form of capital expenditures. We estimate that capital expenditures in 2017 will be approximately $40 million. Our primary focus for investment will be new product development as well as increased capacity for products and strong demand.

Cash return to shareholders. In 2016, the Company returned $47 million to its shareholders through the payment of $33 million of dividends and the repurchase of 283,300 shares of our common stock at an average price of $49.43 per share for a total of $14 million. At December 31, 2016, $59 million remained authorized for future stock repurchases.

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Our share repurchases have continued in 2017. From January 1 through February 17, 2017, we repurchased 633,600 shares of our common stock in the open market at an average price of $49.67 per share for a total of $31.5 million. Since November 2016, we have repurchased 917,000 shares, or 4.8% of the outstanding shares. Given our practice of paying 40% of our net income as dividends, the reduction in outstanding shares will not only benefit our earnings per share, it will also directly benefit our dividends per share.

Our Board of Directors declared a $0.44 per share quarterly dividend for shareholders of record as of March 17, 2017, payable on March 31, 2017. As a reminder, our quarterly dividend is approximately 40% of net income and, therefore, varies quarter to quarter.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Thank you, Chris. As many of you know, in August 2016, we formally announced our CEO succession plan that had been in the works for a few years. At our next annual meeting with shareholders, I will retire, and Chris Killoy will succeed me as CEO.

I look forward to supporting Chris and the rest of the Management Team in my new role as Vice Chairman of the Board of Directors. Those were the highlights of 2016. Operator, may we please have the first question?

QUESTION AND ANSWER

Operator

(Operator Instructions)

Brian Rafn, Morgan Dempsey Capital Management.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Good morning, guys.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Good morning, Brian.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Given the -- obviously, with the elections I'll just kind of start off. Did you see -- what was kind of the pace of business from the wholesale dealers relative to the cadence of orders and shipments, say, pre-election, October early November, versus later toward the holidays?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Brian, this is Chris. Through the fourth quarter, it was very strong as we began October through the election and actually stayed fairly strong through, I will say, almost mid-December before we started to see indications of a slowdown.

And that's what we described in there. You saw that with the NICS levels as well as we did see that slowdown at both retail store traffic as people adapted to their existing inventory and looked at their open to buy and in some cases moderated some of their behavior.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Okay. Just give a sense of the last five, six, seven years been pretty strong for Black Friday sales in November. It's kind of a Christmas holiday. Your sense of your maybe sell-through, any special advertising things that you might have done for the holiday?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Brian, Chris again. We were very pleased with Black Friday results. We had good ad placement. Our national accounts team did a great job working with the big-box stores in particular, as well as the big independents, and we were pleased with those Black Friday sales. It kind of takes a lot of work, a lot of planning on both parties' parts. And even though we don't sell those accounts directly, it's a very important part of our business in the annual cycle.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes. Sure, sure. Let me ask from the standpoint of if we see a more moderation in pace, we've gotten past the whole Obama, Clinton seizure, confiscation, bans, and all that. If we see this kind of more of a normalized moderation, does that afford you guys any benefit in product pipeline design or building margin of safety stock or shifting cells around floors or maybe maintenance of the foundry, something that you might have not because of the sheer pace of business the last few years you might have avoided?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

That is a good question, Brian. And one of the things that might do depending on if there's a slowdown in certain lines, it would help us with our movement plans as we migrate certain product lines between factories, particularly as we add different lines to made in. So that could, indeed, be a positive as we go forward.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then just some of your wholesale dealer conversations, kind of your level of enthusiasm from the SHOT show. What might be your observations?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

I would say there was a -- the phrase cautious optimism is often overused, but that's what we heard. And we heard most folks looking to what might be a different year than we've experienced in the past; but right now, given where we are in the marketplace with our new product pipeline, our engineering team, I like our chances better than the competition.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. I will ask one more and get back in line. Anything, Chris, relative to the inflation horizon, raw material, beat stocks, deals, alloys, woods, waxes, resins, anything?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Nothing in terms of the raw material side of it. We're always watching obviously interest rates as it might impact the ability of our wholesalers to extend credit to our retailers. As you know, we only sell two-step distribution, so that's primary an issue of the ability of our wholesalers to extend credit to those retailers. So we're always keeping an eye on that but nothing we see as a big issue in our business right now.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

All right, guys. Thanks. I'll get back in line.

Operator

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Bill Ledley, Cowen and Company.

Bill Ledley - Cowen and Company - Analyst

Hey. Thanks, guys, for taking my question. I wanted to get a sense of how you view demand, and do you think we're now at a permanently lower level in demand given the Republican sweep on election day?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

This is Mike. I think we've kind of seen this story before. Wherever you get a big politically driven spike, they tend to be fairly short, and they're followed by an offsetting decline in demand for a while. And then everything returns to what I would call normal.

You've got the same factors driving interest. You've got more concealed carry in more states; you've got more new shooters coming along. You've got generally it's more socially acceptable to admit to your friends that you actually like guns and enjoy having them and, oh, by the way, come look at the newest one I just bought. Let me show it to you.

All that stuff drives demand. In some municipalities, you have the cops backing off. They're being seen by the media too often as the enemy; and so they're backing off, and crime rates in those cities are soaring through the roof. Those people could care less who's president. They want to defend themselves.

So all those drivers come back. So every time you have a little tiny spike for some political reason, it's usually offset. I think we could be observing that now, and then it returns to normal. And I don't think any of the other reasons have changed, so I doubt that the new normal will be materially lower than where we were going before.

It appears to me, if you look over multiple years, that there's wider acceptance of guns, wider availability. There's more exciting new products from all the competitors not just Ruger. There's more reasons to have guns now than ever before. And -- so I'm not going to read too much into the current situation.

Bill Ledley - Cowen and Company - Analyst

Sure. So given your view that this might be sort of short-lived, what's your best guess for, say, firearm sales in 2017?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

We don't make estimates. And as we all learned back in November, apparently no one can forecast the future.

Bill Ledley - Cowen and Company - Analyst

Right. Okay. Just on your inventory levels, if you could talk about sort of where they came in relative to your expectations and sort of where do you think the inventory of retailers is right now? Yours is up a lot. Do you think their's is up sort of corresponding or correlating?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

We don't have any way of measuring that other than a few anecdotal points. Chris, go ahead.

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

No, I was just going to say we finished the year at the inventory levels, both at Ruger and at distributors, while they had increased over prior year, they stayed pretty constant through the quarter. And actually, we're still right where we like to see our distributors around the six turns per year.

Bill Ledley - Cowen and Company - Analyst

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Got it.

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

And remember, with Ruger selling only through two-step distribution and not selling to any of those big-box stores direct, 100% of the inventory we need in the channel has to come through our distributors.

Bill Ledley - Cowen and Company - Analyst

Right. Okay. Cool. Thanks, guys.

Operator

Rommel Dionisio of Wunderlich.

Rommel Dionisio - Wunderlich Securities - Analyst

Good morning. Two questions. The first question is at the SHOT show, we definitely got the sense of competitive promotions were elevated in certain categories, specifically Modern Sporting Rifles. I just wondered if you've seen any moderation of those trends since the SHOT show? Granted, it's only been a little over a month, but if you've seen any sort of moderation from some of those unusually high competitive promotions.

And second, if there's any fallout -- sorry if I missed this during the prepared comments, but was there any fallout from the MC Sports liquidation and potentially the acquisition of Cabela's with regards to your inventory situation in the channel? Thanks.

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Rommel, Chris here. First, with regards to your MSR discounting promotions. We've seen a steady increase in -- I don't know if you call it promotional efforts on the part of some folks, just pure discounting on the part of others. We've seen ARs down as low as 30% discount to where they were pre-election.

In some cases, they're down as low as -- you know, when you get to the net-net number, down to about $320 going to the retailer. So some very aggressive discounting we've seen by some of the manufacturers who are potentially maybe more vulnerable to that swing in demand just because that's the only product line they make.

The other question, I believe, was on MC Sports. I mean, MC Sports is about 68 stores in the Midwest that did file Chapter 11, I believe, and they've joined the list of other -- some other retailers that have recently struggled and filed bankruptcy. They're a relatively small customer of Ruger's, but remember, we don't sell them direct. They're sold through our distribution. So again, no receivables issue for us. However, it is always something that we watch as far as if one of our distributors is owed money by one of those accounts.

Rommel Dionisio - Wunderlich Securities - Analyst

Perfect. Thanks very much.

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Yep.

Operator

Aki Karja, Newbrook Capital.

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Aki Karja - Newbrook Capital Advisors - Analyst

Thanks for taking the question. I have two questions. So I guess firstly, it sounds like the industry is going through a destocking cycle, the build up into the elections. And on that front, I wanted to ask how were the orders through the quarter? How did they sort of trend through the quarter, and how have they been in January?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Well, as Mike mentioned, we don't give any forward-looking guidance, which that would include January. Orders through Q4, I believe, were about 432,000 units, which are relatively strong remembering we saw orders on the books there. So we also had -- our order incoming order rate tends to fluctuate significantly with new product launches. So when we have a new product launch, we'll have those orders come in.

And, again, we pay very little attention to the incoming order rate. We pay much more attention to what's happening with our distributors sell-through and ultimately what's going on at the retail counter. So we don't really run our business on orders. We just -- we report it, but that's not the metric we worry about.

Aki Karja - Newbrook Capital Advisors - Analyst

So how do you expect the destocking cycle to sort of foldout over the next couple of quarters as it relates to your production and shipments into the channel?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Aki, again, we don't speculate on the future. I would invite you to go back and look at the very detailed quarterly numbers on sell-through and shipments from the cycles that we observed in 2009-2010 and 2014-2015. I think you could probably learn a lot from looking at those, and there's great detail in those numbers.

Aki Karja - Newbrook Capital Advisors - Analyst

Okay. Appreciate it. Thank you very much.

Operator

Gary Blood, Shareholder.

Gary Blood Shareholder

Good morning, everyone. Thank you for taking my call. My question is, the future of Ruger, is there the vision of expanding the product availability beyond firearms to optics and ammo like some of your competitors have done?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Again, that sort of falls into the forward-looking. But I will tell you that we've observed one of our major competitors go into a wide diversification program, and I applaud them for their efforts. I think our belief is that our investors can actually diversify for themselves better than we can diversify for them. They, sort of a big conglomerate, are kind of behind this I think. So at least for the very, very short foreseeable future, I don't anticipate us doing anything rash.

Gary Blood Shareholder

Okay. Thank you. That's all for me. Thank you.

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Operator

Bob Evans, Pennington Capital.

Bob Evans - Pennington Capital Management - Analyst

Good morning, and thanks for taking my questions. First, can you comment on -- there's been whatever public media reports as it relates to potentially Gander Mountain filing for bankruptcy. Obviously a much larger distribution channel for you and others. What are your thoughts there in terms of just the distribution shrinking for the industry and potential impact?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Let me take this one, Chris. First off, Gander is a valued partner even though we don't sell them directly. They've made a significant commitment to firearms, and I think it's -- you know, our sort of channel checks would indicate that they did well with firearms in the fourth quarter that perhaps it was other product lines that have slowed them down a bit.

And we certainly wish them the very best. David Pratt and his team are a really good one, and we hope they pull through this well. That being said, I doubt there are too many towns where Gander is the only gun store in the whole town. And I think if one retailer slows down a little bit, the others pick up the slack in that community.

Bob Evans - Pennington Capital Management - Analyst

Well, I guess a lot of times they are actually. And then if you take away 8 million square feet from the industry, that's not a small matter. I guess part of my concern is there's always this, well, if things are going to normalize and be okay, and I guess I think the industry, the big-box retailers, are coming under stress not so much for the firearms business but for everything else they sell on Amazon and so forth.

And then firearms clearly slowdown and that you've never had a better administration for the gun industry than Obama, and now never a worse one for the gun industry than Trump. So for the new normal, the shrinking distribution, I guess how do you view that long-term in terms of -- I don't think -- I think normal might be where we were before Obama started or somewhere in between, not where it was two quarters ago. How do you think about cost structure and where your business is at?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

I think that's kind of a pretty harsh one to say that the levels will resort back to 2008. You might be right. My personal belief would be different because for the reasons I enumerated earlier. Firearms ownership is much more socially acceptable; it's much wider than it was before. There are more states that have adopted laws enabling concealed carry.

There's just a whole raft of reasons including many, many, many new shooters have come on in the last eight years that are now buying their 2nd or 3rd or their 10th gun. And I think that the market really is substantially different than it was pre-Obama.

Bob Evans - Pennington Capital Management - Analyst

I agree with that. I totally agree. I think the question is where is it between -- it's somewhere between where it was in 2008 and where it was in 2016, and that's what we're all trying to figure out. And then you have that with shrinking distribution.

So I guess where -- I know you don't like to make estimates, but we're looking for some guidance there because I don't know that you can look at 2016 as normal, probably not 2008 as normal, but that's what we're trying to figure out. Thank you for taking my questions.

Operator

(Operator Instructions)

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Brian Rafn, Morgan Dempsey Capital Management.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Question, Chris or Mike, one of the ways of dealing with the demand -- I mean, we've gone from some 260 million guns by our estimate. 64 million gun owners to 445 million with some 90 million gun owners. So very -- a hugely broadened market. But new product development, you guys I think did 29% for the year, fabulous number.

How do you look at your level without mentioning obviously designs then? How do you look at going into 2017, the development of your product pipeline? How robust is it? Does, perhaps, the moderation in demand give you guys the ability to bring more designs to the markets, shifting more design versus production, just a sense of where you see your pipeline?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Brian, Chris here. As you know, one of the primary focuses for our entire Company is on new product development coupled with the folks on new manufacturing and continuous improvement. But when it comes to new product development, I mean, there's absolutely no let up. As you saw from the prepared remarks and our release, our CapEx estimate for this year is about $40 million. The bulk of that is focused on new product development.

And we've got some great teams of engineers working, and we've got some great new products teed up. So we know that's going to be our future, and that's the strength of our Company. So there's no let up there. As things -- you asked before as things -- if there's a softening of demand. You know, it also allows us, in addition of potentially moving product lines, it lets us repurpose some of that CapEx.

Some of the capital dollars we spend are specific to a product line, hard fixtures, tools, and gauges, but then other things are relatively generic. CNC, equipment, they can be redeployed, and so that gives is some flexibility there on the shop floor.

And one of the things as you've been to some of our facilities, there's constant reorganization as we're moving machines from cell to cell to try to capitalize on where an uptick in demand might be, and where we might free up some machines as a certain product line slows down. And that's what one of the strengths of being a full-line producer of products, covering so many categories, that's really one of the strengths we can leverage regardless of the market going forward.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Appreciate the color there. Relative to (inaudible), since we were down there at our last visit I think earlier last year, have you guys added any cell lines? Have you shifted any product down there, or is it about the same?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

I think since the last time you were down there, Brian, obviously, we ramped up some of those product lines. We've got a couple more that are coming in, coming online later this year. Not prepared to talk about yet, but they're doing a great job for us getting this new products up and running both brand-new product lines as well as things that we move in from either Prescott or Newport.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Without mentioning specific models, can you give me any color -- are there any new products that are still kind of lagging backlog relative to production model mixers, or is there any you're catching up on either building inventory or delivering to the wholesale distributors?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

We've got great demand, as you likely know, on the Ruger Precision Rifle. We added another SKU in January. That was a 6 millimeter Creedmoor. So very strong demand there. Still trying to keep of there. The other one was the LCP II made out in Prescott.

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

So we still have the LCP I at a lower price point. The LCP II has been -- really done extremely well. And then the whole line of the Mark IV Pistols is still unfolding. We're still adding. Every couple of months, we're adding to that mix of product and heavily back-ordered there as well.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Let me ask more of a strategic question. Mike, you launched the lean manufacture back in 2006. You went from a batch process to a single piece flow. You have more of a pull demand. How would you evaluate your progress lean manufacture to date? Now, there's always things that you can do and upgrade. How would you say you are percentage-wise maybe with that whole process from where it was when Bill Ruger was around in a bad shop?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Brian, it's significantly changed since then that most items are being made on single piece flow. There more super cells than before. You don't see the huge amount of -- with inventory throughout the plan. But having said that, we actually think we've got a long way to go, a lot of opportunity ahead of us. And should there be any lessening of demand if they've got -- working two shifts instead of three, that gives a real opportunity to double down on lean efforts that we all have during the crazy periods.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Right. Right. Right. I've got a ask you, to recorder, the integrated mill up at Newport, you had I think two mini foundries going. Have you added any or your expectation?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Brian, Chris here. Those are up and running. We're not planning to add a third one right now, but we've incorporated the lessons learned from those two mini foundries into our legacy foundry. And that's paying dividends throughout Pine Tree right now. But right now, not a plan to open a third one.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then you guys have been I think very judicious with cash. You guys have looked at greenfield development of guns. You've done some joint ventures like the Columbia River Night. You haven't done the big serial roll ups. One of your competitors has taken a nice, big, fat impairment charge, and hats off to you guys for not doing it.

How do you see maybe beyond your gun business, you added certainly ammunition. How do you see some of those maybe joint ventures? It doesn't sound like you're going to be doing any -- I think Mike called it needle-moving acquisitions. How do you see the next few years kind of the joint venture business alliances, core developing, that type of thing, like you did in the ammunition?

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Well, Brian, that's a tough one to answer because we don't have any idea who's going to come up for sale or how the environment will change in the future. We're always paying attention. Because of our strong balance sheet and growth, I think anybody who's selling or looking for a partner, we get a look at it.

We just haven't chosen to bite on any of these and have managed to avoid destroying any shareholder value in the process. But we always keep our eyes and ears open and are paying attention. And should the right thing come along, even though it hasn't in the last 10 years, should the right thing come along, I'm sure we'll pay a lot of attention to it.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. That's fair enough. How many wholesale dealers do you guys have right now, and are you adding or changing any?

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Brian, Chris here. We've got 18 and, of course, some of those are multiple location operations. So again, we don't plan -- things could change, but right now, no new additions on the horizon.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then, Chris, anything on the police or military side, specifically maybe the Modern Sporting Rifle, certainly the Precision Rifle with some of the SEAL operators and that, the guys that so common that -- you know, there was some demand there. Anything on that front?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

We've got good interest, as you know, on -- Ruger product lines for off-duty carry and backup guns remains extremely high within the law enforcement community, LCP, LCR, LC9, et cetera. We're also seeing very good interest in the Precision Rifle, and we do have a small LE effort, law enforcement effort, that's focused on that. So we see some opportunity with both the AR 556 Precision Rifle.

And now that the American Pistol Line is fleshed out with the compact models, we see that as an opportunity as well for the process of duty weapon business. But again, that's a very small part of our business and not a real large focus. As you know, our focus is on the commercial sporting side of the business, and so I don't see a big push on the LE and military side.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then just given the -- that you guys have the Precision Rifle, you've got the SR 556, the SR 762, is there any police demand from a SWAT side?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

We have absolutely sold some of those products into law enforcement and tactical teams. So again, a small part of our business, but we have several folks in our organization that are dedicated to that effort. And again, while not a needle mover for us, we've got some of those products in some of those higher end tactical organizations.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. And then with the -- kind of the merger of the Cabela's, Bass Pro Shop, was that at all disruptive to your wholesale dealers?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

It hasn't gone through yet to our knowledge. Both Bass Pro and Cabela's are fantastic customers of ours. We work very closely with their buying teams and their merchandising teams. So we're optimistic that regardless of the outcome, that we're going to continue to have great success in those stores. Because as consumers, we know we like visiting them, they do a great job for us, and they really represent the entire firearms category in a positive light.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

I'll ask one more, Chris. As you look to -- is it the retailer shows that are -- tend to be in the summer and are prior to the hunting season versus the wholesale SHOT show?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Well, the shows that our distributors host for retailers are typically in January and February. There are one or two that do them in the summer. There are buying group shows that are done twice a year, typically in February and August, September. We don't participate in those as we don't sell to those binders. We sell only through the wholesalers. So most of the retail -- the retailers attending a show are in the January, February time period, just finishing up now.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Yes, but I thought you guys were, the last couple of years, a little more focused on some of those summer shows. I could be wrong. I thought -- versus, say, the SHOT show.

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

It wasn't as much of a show. There were one or two distributors that had summer shows, but we did have a round of summer programs. So we had the retailer programs that we typically do in January, February. We have done those in the summer as well, and that started a few years ago. So those may be what you're thinking about. We did have those promotional programs offered to retailers outside of shows, but we did indeed do those typically in a May, June, July time period.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Okay. Was that the 11 guns for 10 -- 11 rifles for 10 or whatever, those kind of tactics?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

Yes. Buy X, get one free, those type of packages and programs.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Is that something you might continue in 2017, or is that to be laid out competitively?

Chris Killoy - Sturm, Ruger & Company, Inc. - President and COO

We're still looking at that and obviously it's a little forward-looking and we don't want to tip our hand from a competitive standpoint, but we're always looking at the tools we have in our arsenal to make sure we grow our market share.

Brian Rafn - Morgan Dempsey Capital Management - Analyst

Sounds good. Hey, thanks, guys. Great year. Fabulous.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

Thank you.

Operator

Thank you. That does conclude our Q&A session for today. I'd like to turn the call back over to Michael Fifer for any further remarks.

Michael Fifer - Sturm, Ruger & Company, Inc. - CEO

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FEBRUARY 23, 2017 / 01:30PM GMT, RGR - Q4 2016 Sturm Ruger & Company Inc Earnings Call

In closing, I'd like to thank you for your continued interest in Ruger, and I'd like to thank our loyal customers and the 2,400 plus hard-working members of the Ruger team who design and manufacture wonderful firearm products everyday in our American factories. I look forward to seeing many of you at our 2017 annual meeting on Tuesday, May 9, in Norwalk, Connecticut. Thank you.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program, and you may all disconnect. Everyone, have a great day.

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